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                                                                    EXHIBIT 12.3
                                   PACCAR Inc

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     PURSUANT TO SEC REPORTING REQUIREMENTS
                             (Thousands of Dollars)


                                                                                                    Nine Months Ended
                                                                                                       September 30
                                                                                                 1995               1994
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
FIXED CHARGES
  Interest expense
    PACCAR Inc and subsidiaries (1)                                                            $ 90,393            $ 62,001
  Portion of rentals deemed interest                                                              4,295               4,121
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TOTAL FIXED CHARGES                                                                            $ 94,688            $ 66,122
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EARNINGS
  Income before taxes -
    PACCAR Inc and subsidiaries                                                                $295,655            $230,205


  Fixed charges                                                                                  94,688              66,122
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EARNINGS AS DEFINED                                                                            $390,343            $296,327
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RATIO OF EARNINGS TO FIXED CHARGES                                                                4.12X               4.48X
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


(1) Exclusive of interest, if any, paid to PACCAR Inc.





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